Exhibit 99.1

Contact: Eileen VanEss

Central Garden & Pet Company

925.948.3686

CENTRAL GARDEN & PET COMMENCES CASH TENDER OFFER AND

CONSENT SOLICITATION FOR ITS 9 1/8% SENIOR SUBORDINATED NOTES DUE 2013

WALNUT CREEK, CALIFORNIA, February 22, 2010 — Central Garden & Pet Company (NASDAQ: CENT)(NASDAQ: CENTA) today announced that it has commenced a cash tender offer (the “Tender Offer”) to purchase any and all of its outstanding $150,000,000 million aggregate principal amount of 9 1/8% Senior Subordinated Notes due 2013 (the “Notes”). In conjunction with the Tender Offer, Central is also soliciting consents (the “Consent Solicitation” and together with the Tender Offer, the “Offer”) to adopt certain proposed amendments to the indenture under which the Notes were issued (the “Indenture”) that would eliminate substantially all of the restrictive covenants and certain event of default provisions and modify certain other provisions. The Offer is being made upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated February 22, 2010. The Offer is scheduled to expire at midnight, New York City time, on March 19, 2010, unless extended or earlier terminated (the “Expiration Date”).

Holders who validly tender their Notes and provide their consents to the proposed amendments to the Indenture prior to the consent deadline of 5:00 p.m., New York City time, on March 5, 2010, unless extended (the “Consent Deadline”), will receive the total consideration equal to $1,015.21 per $1,000 principal amount of the Notes, which includes a consent payment of $15.21 per $1,000 principal amount of the Notes, plus accrued and unpaid interest on the Notes up to, but not including, the payment date for such Notes. The Offer contemplates an early settlement option, so that holders whose Notes are validly tendered prior to the Consent Deadline and accepted for purchase could receive payment as early as March 8, 2010.

Holders who validly tender their Notes after the Consent Deadline but on or prior to the Expiration Date will receive the tender offer consideration equal to $1,000 per $1,000 principal amount of the Notes, plus any accrued and unpaid interest on the Notes up to, but not including, the payment date for such Notes. Holders of Notes tendered after the Consent Deadline will not receive a consent payment.

Holders of Notes who desire to tender their Notes must consent to the proposed amendments and holders may not deliver consents to the proposed amendments without tendering their related Notes. A holder of Notes may not revoke its consent without withdrawing the Notes tendered pursuant to the Offer. Holders of Notes may withdraw their tenders and revoke their consents at any time at or prior to the Consent Deadline but, generally not, thereafter. Following receipt of the consent of the holders of at least a majority in aggregate principal amount of the outstanding Notes, Central will execute a supplemental indenture effecting the proposed amendments.

The Offer is conditioned upon the satisfaction of, or, where applicable, Central’s waiver of, certain conditions, including (a) the tender of at least a majority in principal amount of the outstanding Notes at or prior to the Consent Deadline (thereby obtaining the requisite consents for the proposed amendments to the Indenture), (b) the execution of the supplemental indenture implementing the proposed amendments to the Indenture, (c) the consummation of a financing on terms satisfactory to Central and resulting in the receipt by Central of proceeds in an amount sufficient to finance the Offer and the redemption of any Notes, which are currently callable, that remain outstanding after the expiration of the Offer, and (d) certain other conditions as described in the Offer to Purchase and Consent Solicitation Statement. If any of the conditions is not satisfied, Central will not be obligated to accept for purchase, or to pay for, Notes tendered (and corresponding consents) and may delay the acceptance for payment of, any tendered Notes, in each event, subject to applicable laws, and may terminate, extend or amend the Offer and may postpone the acceptance for purchase of, and payment for, Notes so tendered.

The primary purpose of the Consent Solicitation and proposed amendments is to obtain the required consents to amend the Indenture to eliminate substantially all of the restrictive covenants contained in the Indenture and the Notes, eliminate certain events of default, modify covenants regarding mergers and consolidations, and modify or eliminate certain other provisions of the Indenture. Central currently intends to redeem any Notes that remain outstanding after the expiration of the Offer and to exercise its rights under the Indenture to satisfy and discharge the Indenture. This press release does not constitute a notice of redemption under the optional redemption provision of the Indenture.

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders or consents with respect to, any security. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful. The Offer is being made solely pursuant to the Offer to Purchase and Consent Solicitation Statement and related transmittal documents.

Requests for documents may be directed to Georgeson Inc., the Information Agent, at (888) 877-5418 or (212) 440-9800.

J.P. Morgan Securities Inc. will act as Dealer Manager for the Tender Offer and Solicitation Agent for the Consent Solicitation. Questions regarding the Tender Offer and Consent Solicitation may be directed to J.P. Morgan Securities Inc. at (800) 245-8812.

Central Garden & Pet Company is a leading innovator, marketer and producer of quality branded products for the lawn & garden and pet supplies markets. Committed to new product innovation, our products are sold to specialty independent and mass retailers. Participating categories in Lawn & Garden include: Grass seed including the brands PENNINGTON®, SMART SEED™ and THE REBELS™; wild bird feed and the brands PENNINGTON® and KAYTEE®; weed and insect control and the brands AMDRO®, SEVIN®, IRONITE® and Over ‘N Out®; and decorative outdoor patio products and the brands NORCAL®, NEW ENGLAND POTTERY® and MATTHEWS FOUR SEASONS™. We also provide a host of other regional and application-specific garden brands and supplies. Participating categories in Pet include: Animal health and the brands ADAMS™ and ZODIAC®; aquatics and reptile and the brands OCEANIC®, AQUEON® and ZILLA®; bird & small animal and the brands KAYTEE®, SUPER PET® and CRITTER TRAIL®; dog & cat and the brands TFH™ , NYLABONE®, FOUR PAWS®, PINNACLE® and AVODENN®; and equine and the brands FARNAM®, BRONCO® and SUPER MASK®. We also provide a host of other application-specific Pet brands and supplies. Central Garden & Pet Company is based in Walnut Creek, California, and has approximately 4,000 employees, primarily in North America and Europe. For additional information on Central Garden & Pet Company, including access to Central’s SEC filings, please visit Central’s website at www.central.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical, including statements relating to the Offer and any financing related thereto, potential capital efficiency and margin growth and new growth strategies, are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by forward-looking statements. These risks and uncertainties include, but are not limited to, the satisfaction of conditions to the Offer, the ability to obtain financing on terms satisfactory to Central and resulting in the receipt by Central of proceeds in an amount sufficient finance the Offer, and those risks and uncertainties described in Central’s Annual Report on Form 10-K, filed November 20, 2009 and Central’s Quarterly Report on Form 10-Q, filed February 4, 2010, and other Securities and Exchange Commission filings. Central undertakes no obligation to publicly update these forward-looking statements to reflect new information, subsequent events or otherwise.